 EXHIBIT 10.2

AMENDED AND RESTATED GENERAL SECURITY AGREEMENT

made by

GOODLAND ADVANCED FUELS, INC.,

AEMETIS CARBON CAPTURE, INC.,

AEMETIS, INC.,

each as a Grantor,

THE OTHER GRANTORS LISTED ON THE SIGNATURE PAGES, and

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

in favor of

THIRD EYE CAPITAL CORPORATION,

as Agent

Dated as of March 2, 2022

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TABLE OF CONTENTS

(continued)

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SCHEDULES

Schedule 4.01	Title; No Other Liens
Schedule 4.02	Perfected Priority Liens
Schedule 4.03	Chief Executive Office; Etc.
Schedule 4.04	Inventory and Equipment
Schedule 4.06	Investment Property
Schedule 4.08	Intellectual Property
Schedule 4.09	Securities Accounts; Commodities Accounts and Deposit Accounts
Schedule 4.10	Commercial Tort Claims
Schedule 4.11	Letters of Credit
Schedule 4.13	Assigned Agreements

ANNEXES

Annex 1	Form of Assumption Agreement
Annex 2	Form of Intellectual Property Security Agreement
Annex 3	Form of Intellectual Property Security Agreement Supplement
Annex 4	Form of Consent and Agreement

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AMENDED AND RESTATED GENERAL SECURITY AGREEMENT

This AMENDED AND RESTATED GENERAL SECURITY AGREEMENT, (the “Agreement”) dated as of March 2, 2022, is made by Goodland Advanced Fuels, Inc., a Delaware corporation (“GAFI”), Aemetis Carbon Capture, Inc., a Nevada corporation (“ACCI”), Aemetis, Inc., a Delaware corporation (the “Parent”), each as a grantor, each other grantor listed on the signature pages hereto, and each other Person that may from time to time become party hereto as a grantor (collectively, the “Grantors”), in favor of THIRD EYE CAPITAL CORPORATION, as administrative agent and collateral agent for and on behalf of the Lenders (as defined in the Credit Agreement referred to below) (in such aforesaid capacities, or any successor or assign in such capacities, the “Agent”).

RECITALS

A. GAFI, the Agent, the noteholders party thereto, and the other parties party thereto are parties to that certain Note Purchase Agreement, dated as of June 30, 2017, (as amended, modified, supplemented or otherwise modified from time to time before the date hereof, the “Existing Agreement”);

B. GAFI and ACCI, as borrowers, the other Grantors, as obligors, the Lenders party thereto, and the Agent have entered into that certain Amended and Restated Credit Agreement of even date herewith (as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time, the “Credit Agreement”), which amends and restates the Existing Agreement to, among other things, (x) increase the amounts available to GAFI under its revolving credit line to up to $50,000,000 and (y) make available to ACCI a new revolving credit line in an amount up to $50,000,000;

C. In connection with the entry into the Credit Agreement, as each Grantor will derive substantial direct and indirect benefits from the making of the Loans under the Credit Agreement, each Grantor has entered into that certain Amended and Restated Guaranty of even date herewith (as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time, the “Guaranty”) to guarantee the Guaranteed Obligations (as defined in the Guaranty);

D. GAFI and the Agent, on the date hereof, are parties to that certain General Security Agreement, dated as of July 10, 2017 (as amended, modified, supplemented or otherwise modified from time to time before the date hereof, the “GAFI Security Agreement”);

E. Parent and the Agent, on the date hereof, are parties to that certain General Security Agreement, dated as of July 10, 2017 (as amended, modified, supplemented or otherwise modified from time to time before the date hereof, the “Parent Security Agreement”);

F. Aemetis Advanced Products Keyes, Inc., a Delaware corporation (“AAPK”) and the Agent, on the date hereof, are parties to that certain General Security Agreement, dated as of July 10, 2017 (as amended, modified, supplemented or otherwise modified from time to time before the date hereof, the “AAPK Security Agreement”);

G. Aemetis Property Keyes, Inc., a Delaware corporation (“APKI”) and the Agent, on the date hereof, are parties to that certain General Security Agreement, dated as of December 3, 2018 (as amended, modified, supplemented or otherwise modified from time to time before the date hereof, the “APKI Security Agreement”, and together with the GAFI Security Agreement, the Parent Security Agreement and the AAPK Security Agreement, collectively, the “Existing Security Agreements” and each, individually, an “Existing Security Agreement”);

H. Each Grantor will derive substantial direct and indirect benefits from the making of the Loans under the Credit Agreement; and

I. It is a condition precedent to the obligation of the Lenders to make Loans under the Credit Agreement that (i) each of GAFI, Parent, AAPK and APKI, as applicable, amend and restate the applicable Existing Security Agreement, as applicable, by executing and delivering this Agreement to the Agent, for the benefit of the Agent, the Lenders from time to time party to the Credit Agreement and any other holder of any Loan Indebtedness (collectively with the Agent and the Lenders, the “Secured Parties”) and (ii) each other Grantor execute and deliver this Agreement to the Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make the Loans pursuant to the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

Section 1.01. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Furthermore, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.

(a) The following terms shall have the following meanings:

“Accounts” means all “accounts” as such term is defined in Article 9 of the UCC.

“Agreement” means this Amended and Restated General Security Agreement, as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time.

“Assigned Agreements” means the contracts and agreements listed in Schedule 4.13, as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty, or guaranty thereunder or in connection therewith, (iii) all rights of any Grantor to damages arising thereunder or in connection therewith and (iv) all rights of any Grantor to perform thereunder and to compel performance and otherwise exercise rights and remedies thereunder.

“Assumption Agreement” means an Assumption Agreement in substantially the form of Annex 1 to this Agreement.

“Capital Stock” means, with respect to any Person, (a) any and all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests in) such Person, (b) any and all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and (c) all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), in the case of clauses (a) through (c) above, whether voting or nonvoting, and whether or not such shares, participations, warrants, options, rights or other interests are outstanding on any date of determination.

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“Collateral” has the meaning specified in Section 3.01.

“Collateral Accounts” means any collateral account established by the Agent pursuant to this Agreement or the Credit Agreement. Each Collateral Account shall be in the name of the Agent and shall be under the sole dominion and control of the Agent.

“Commodity Account Control Agreement” has the meaning specified in Section 5.01(e).

“Computer Software” means all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing.

“Consent to Assignment of Letter of Credit Rights” has the meaning specified in Section 5.01(g).

“Control Agreement” means a Deposit Account Control Agreement, Securities Account Control Agreement, Commodity Account Control Agreement or Uncertificated Security Control Agreement.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 4.08), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4.08), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Deposit Account Control Agreement” has the meaning specified in Section 5.01(f).

“Equipment” means all “equipment” as such term is defined in Article 9 of the UCC and, in any event, includes, without limitation, all machinery, tools, office equipment, furniture, furnishings, and fixtures (including trade fixtures and business fixtures) and all parts thereof and all accessions thereto and all software related thereto.

“General Intangibles” means all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, includes, without limitation, with respect to each Grantor, (i) all tax refunds, claims for tax refunds, and tax credits, (ii) all permits, licenses, approvals, authorizations, consents, variances, and certifications of any Governmental Authority, (iii) all judgments, claims, tort claims, and causes of action, (iv) all property, casualty, liability, business interruption, and other insurance of any kind or character, and all insurance claims and insurance refund claims, (v) all letters of credit and letter-of-credit rights, (vi) all payment intangibles, (vii) all lists, customer lists, books, records, recorded knowledge, goodwill, ledgers, files (whether in printed form or stored electronically), designs, blueprints, data, specifications, engineering reports, and manuals, computer programs and software, and (viii) all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (A) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (B) all rights of such Grantor to damages arising thereunder and (C) all rights of such Grantor to perform and to exercise all remedies thereunder.

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“Indemnified Party” has the meaning specified in Section 8.05(a).

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Patents, Trademarks, IP Agreements, Trade Secrets, Computer Software, and internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement” has the meaning specified in Section 5.10(f).

“Intercompany Note” means each Revolving Intercompany Note and any other promissory note evidencing loans, advances or other extensions of credit made by any Grantor to any other Obligor or any of such Grantor’s Subsidiaries.

“Inventory” means all “inventory” as such term is defined in Article 9 of the UCC and, in any event, includes, without limitation, (i) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, component materials, work in process, finished goods, supplies and other materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business, (ii) all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind, (iii) all goods that are returned to or repossessed by or on behalf of any Grantor, (iv) all computer programs embedded in any goods and all accessions thereto and products thereof and (v) all documents therefor and all software relating to any of the foregoing.

“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“IP Agreements” means all Copyright Licenses, Patent Licenses, Trademark Licenses and all other agreements, permits, consents, orders, and franchises relating to the license, development or use of any Copyright, Patent, Trademark, Computer Software or Trade Secret.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Parent” has the meaning specified in the opening paragraph of this Agreement.

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 4.08.

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“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 4.08, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 4.08, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Commodity Contracts” means all commodity contracts listed on Schedule 4.06 and all other commodity contracts to which any Grantor is party from time to time.

“Pledged Debt Securities” means all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 4.06, together with any certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may at any time be issued or granted to, or held by, any Grantor.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” means all interests of any Grantor now owned or hereafter acquired in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.06 hereto under the heading “Pledged LLC Interests” and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Notes” means all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor, including, without limitation, the Pledged Notes described on Schedule 4.06.

“Pledged Partnership Interests” means all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.06 hereto under the heading “Pledged Partnership Interests” and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Securities” means the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

“Pledged Security Entitlements” means all security entitlements with respect to the financial assets listed on Schedule 2 and all other security entitles of any Grantor.

“Pledged Stock” means all shares of Capital Stock now owned or hereafter acquired by any Grantor, including, without limitation, all shares of Capital Stock described on Schedule 4.06 hereto under the heading “Pledged Stock”, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

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“Pledged Trust Interests” means all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.06 hereto under the heading “Pledged Trust Interests” and the certificates, if any, representing such trust interests and any securities intermediary pertaining to such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Proceeds” shall mean all “proceeds” as defined in Article 9 of the UCC and, in any event, includes, without limitation, (i) all payments, dividends or distributions made with respect to any Investment Property, (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and (iii) all insurance proceeds.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an instrument or chattel paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Obligations” shall mean the collective reference to the Loan Indebtedness (including, without limitation, all Guaranteed Obligations (as defined in the Guaranty)).

“Secured Parties” has the meaning specified in the recitals hereto.

“Securities Account Control Agreement” has the meaning specified in Section 5.01(d).

“Securities Act” means the Securities Act of 1933, as amended.

“Trademark Licenses” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 4.08.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 4.08, and (ii) the right to obtain all renewals thereof.

“Trade Secrets” means all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information.

“UETA” means the Uniform Electronic Transactions Act, as in effect in any applicable jurisdiction.

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“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Uncertificated Security Control Agreement” has the meaning specified in Section 5.01(c).

Section 1.02. Other Definitional Provisions. The rules of construction specified in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

(a) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Secured Obligations shall mean the unconditional, final, indefeasible and irrevocable payment in full, in immediately available funds, of all of the Secured Obligations.

(b) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

[RESERVED]

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.01. Grant of Security. Each Grantor hereby assigns and transfers to the Agent, and hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all Accounts;

(b) all as-extracted collateral;

(c) all chattel paper;

(d) all commercial tort claims, including those described on Schedule 4.10;

(e) all deposit accounts;

(f) all documents;

(g)  all Equipment;

(h) all fixtures;

(i)  all General Intangibles;

(j) all goods;

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(k) all instruments;

(l) all Intellectual Property;

(m) all Inventory;

(n)  all Investment Property;

(o) all money;

(p) all supporting obligations;

(q) all real property and all other personal property of any kind or character, whether tangible or intangible;

(r) all books and records pertaining to the Collateral; and

(s) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to make the Loans under the Credit Agreement, each Grantor hereby represents and warrants, to the Agent and each other Secured Party that as of the date of this Agreement (and such other times that Grantors are required to make these representations and warranties under this Agreement or another Credit Document):

Section 4.01. Title; No Other Liens. Except for the security interest granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement or any other Credit Document and the other Liens expressly permitted to exist on the Collateral pursuant to the Credit Agreement, such Grantor is the legal and beneficial owner of each item of the Collateral free and clear of any and all Liens, claims, or other encumbrances. No financing statement, fixture filing or other public notice with respect to all or any part of the Collateral is on file or of record in any filing or recording office, except such as have been filed in favor of the Agent, for the benefit of the Secured Parties, pursuant to this Agreement or any other Credit Document or as are otherwise expressly permitted under the Credit Agreement.

Section 4.02.  Perfected Priority Liens.

(a) The security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 4.01 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Agent in completed and duly executed form and may be filed by the Agent at any time) will constitute valid perfected security interests in all of the Collateral in favor of the Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (ii) are prior to all other Liens on the Collateral except for (A) unrecorded Liens expressly permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (B) Liens described on Schedule 4.02.

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(b) Without limiting Section 4.02(a), each Grantor has taken all actions necessary or desirable, to the extent required by the Credit Documents or requested by the Agent, including without limitation those specified in Section 5.01 of this Agreement to: (i) establish the Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property of such Grantor constituting certificated securities, uncertificated securities, securities accounts, security entitlements, or commodity accounts or commodity contracts, (ii) establish the Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all deposit accounts of such Grantor, (iii) establish the Agent’s “control” (within the meaning of Section 9-107 of the UCC) over all letter-of-credit rights of such Grantor, (iv) establish the Agent’s “control” (within the meaning of Section 9-105 of the UCC) over all electronic chattel paper of such Grantor and (v) establish the Agent’s “control” within the meaning of Section 16 of the UETA over all “transferable records” (as defined in UETA) of such Grantor.

(c) All tangible chattel paper, instruments and negotiable documents of each Grantor has been delivered to the Agent.

Section 4.03. Chief Executive Office; Etc.

(a) Each Grantor’s type of organization, jurisdiction of organization, organizational identification number, taxpayer identification number and the location of each Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4.03. Such Grantor’s exact legal name is set forth on Schedule 4.03 and such Grantor has not conducted business in the last five (5) years, and does not conduct business, under any other name (including any trade-name or fictitious business name) except for those names listed on Schedule 4.03.

(c) Except as provided in Schedule 4.03, such Grantor has not changed its name, jurisdiction of organization, organizational identification number, type of organization, taxpayer identification number, chief executive office or sole place of business or its organizational structure in any way (e.g., by merger, consolidation, change in organizational form or otherwise) within the past five (5) years.

(d) Such Grantor has not within the last five (5) years become bound (whether by merger or otherwise) as a debtor under a security agreement entered into by another Person, which has not been terminated other than security agreements identified on Schedule 4.03.

(e) With respect to each security agreement identified on Schedule 4.03 pursuant to Section 4.04(d), such Grantor has set forth on Schedule 4.03 the information required pursuant to clauses (a), (b) and (c) of this Section for the debtor under each such security agreement.

(f) All actions and consents, filings, notices, registrations, and recordings necessary or desirable for the exercise by the Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been taken, made or obtained or, in the case of filings or recordings, authorized.

(g) The information on Schedule 4.03 with respect to such Grantor is true and correct in all respects.

(h) All information supplied by such Grantor to the Agent with respect to the Collateral is accurate and complete.

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Section 4.04. Inventory and Equipment.

(a) All of the Inventory and the Equipment of such Grantor is kept at the locations listed on Schedule 4.04.

(b) None of the Inventory or Equipment of such Grantor is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or warehouseman.

(c) All Equipment of such Grantor that is subject to a certificate of title statute is described on Schedule 4.04.

Section 4.05. Farm Products. None of the Collateral constitutes, or is the Proceeds of, farm products.

Section 4.06. Investment Property.

(a) Schedule 4.06 hereto sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by each Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial or ownership interests of the respective Issuers thereof indicated on such Schedule.

(b) Schedule 4.06 hereto sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by each Grantor and (i) each such Pledged Debt Security and Pledged Note has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the Issuer thereof enforceable against such Issuer in accordance with its terms, and (ii) the Issuer of each such Pledged Debt Security is not in default of any of its obligations thereunder.

(c) Each of the Pledged Equity Interests owned by such Grantor has been duly authorized and validly issued and is fully paid and nonassessable.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Equity Interests pledged by it hereunder, free and clear of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement, and there are no outstanding preemptive rights, warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, Pledged Equity Interests.

(e) No consent of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Agent hereunder in any Pledged Equity Interests or the exercise by the Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

(f) All certificated securities owned by such Grantor have been delivered to the Agent.

(g) The terms of each Pledged Partnership Interest and Pledged LLC Interest expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code.

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Section 4.07. Receivables.

(a) Each Receivable (i) is and will be the legal, valid and binding obligation of the account debtor in respect thereof, (ii) is and will be enforceable in accordance with its terms, (iii) is and will not be subject to any setoffs, defenses, taxes or counterclaims (except with respect to disputes, refunds, returns, discounts and allowances in the ordinary course of business) and (iv) is and will be in compliance with all Requirements of Law.

(b) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any certificated security, instrument or tangible chattel paper that has not been delivered to the Agent or constitutes electronic chattel paper that has not been subjected to the control (within the meaning of Section 9-105 of the UCC) of the Agent.

(c) None of the obligors on any of the Receivables is a Governmental Authority.

(d) The amounts represented by such Grantor to the Agent from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

Section 4.08. Intellectual Property.

(a) The operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party. Such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property, and is entitled to use all Intellectual Property subject only to the terms of the IP Agreements.

(c) The Intellectual Property set forth on Schedule 4.06 hereto includes all of the patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications and IP Agreements owned by such Grantor.

(d) The Intellectual Property is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor’s knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property that could be expected to lead to such item becoming invalid or unenforceable.

(e) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property.

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(f) No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property, (ii) alleging that the Grantor’s rights in or use of the Intellectual Property or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. To the best of Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property or the Grantor’s rights in or use thereof. Except as set forth on Schedule 4.06 hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property. The consummation of the transactions contemplated by the Credit Documents will not result in the termination or impairment of any of the Intellectual Property.

(g) To the best of Grantor’s knowledge, with respect to each IP Agreement: (i) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (ii) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (iii) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (iv) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (vi) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(h) To the best of such Grantor’s knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.

(i) No Grantor or Intellectual Property is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

Section 4.09. Securities Accounts, Commodities Accounts and Deposit Accounts.

(a) Schedule 4.09 sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the securities accounts and commodities accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such securities account and commodity account shown opposite its name on Schedule 4.09, and such Grantor has not consented, to, and is not otherwise aware of, any Person (other than the Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in or claim against, any such securities account or commodity account or any securities, commodities or other property credited thereto.

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(b) Schedule 4.09 sets forth under the heading “Deposit Accounts” all of the deposit accounts in which each Grantor has an interest. Each Grantor is the sole account holder of each such deposit account shown opposite its name on Schedule 4.09 and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Agent pursuant hereto) having “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in or claim against, any such deposit account or any money or other property deposited therein.

Section 4.10. Commercial Tort Claims. Such Grantor has no commercial tort claims other than (a) those listed on Schedule 4.10, or (b) as to which the actions required by Section 5.11 have been taken.

Section 4.11. Letters of Credit. Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule 4.11, and legal, binding and enforceable consents, in substantially the form of the Consent to Assignment of Letter of Credit Rights, are in effect for each letter of credit in which such Grantor has rights. Such Grantor has instructed all issuers and nominated Persons under letters of credit in which such Grantor is the beneficiary or assignee to make all payments thereunder to a Collateral Account.

Section 4.12. Independent Investigation; Etc. Such Grantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Such Grantor will benefit directly and indirectly from its execution and delivery of this Agreement and from the making of the Loans by the Lenders under the Credit Agreement. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

Section 4.13. Assigned Agreements.

(a) No consent of any party (other than such Grantor) to any Assigned Agreement is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

(b) Each Assigned Agreement has been duly authorized, executed and delivered by each of the parties thereto, is in full force and effect, and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Assigned Agreements by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Assigned Agreement to any limitation, either specific or general in nature.

(d) Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Assigned Agreements is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e) The right, title and interest of such Grantor in, to and under the Assigned Agreements are not subject to any defenses, offsets, recoupments, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) Such Grantor has delivered to the Agent a complete and correct copy of each Assigned Agreement, including all amendments, supplements and other modifications thereto.

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(g) No amount payable to such Grantor under or in connection with any Assigned Agreement is evidenced by any instrument or chattel paper that has not been delivered to the Agent.

(h) None of the parties to any Assigned Agreement is a Governmental Authority.

(i) If requested by the Agent, each party to the Assigned Agreements (other than a Grantor) has executed and delivered to the Agent a consent in substantially the form of Annex 4 hereto, to the assignment of the Assigned Agreements to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement.

ARTICLE V

COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid and performed in full:

Section 5.01. Delivery and Control of Instruments, Investment Property, Negotiable Documents, Chattel Paper, Letter-of-Credit Rights, and Transferable Records

(a) If any of the Collateral is or shall become evidenced by any instrument, certificated security, negotiable document or tangible chattel paper, such Grantor shall immediately deliver such instrument, certificated security, negotiable document or tangible chattel paper to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

(b) If any of the Collateral is or shall become electronic chattel paper, such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, and unalterable (except as provided in clauses (iii), (iv) and (v) of this Section 5.01(b)), (ii) such authoritative copy identifies the Agent as the assignee and is communicated to and maintained by the Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c) If any of the Collateral is or shall become evidenced or represented by an uncertificated security, such Grantor shall immediately cause the Issuer thereof either (i) to register the Agent as the registered owner of such uncertificated security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Agent that such Issuer will comply with instructions with respect to such uncertificated security originated by the Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Agent (each such agreement being an “Uncertificated Security Control Agreement”).

(d) With respect to any Investment Property of such Grantor consisting of a securities account or security entitlement, such Grantor shall, at the request of the Agent, enter into, and shall cause the securities intermediary maintaining such securities account or security entitlement to enter into, a control agreement with the Agent in form and substance satisfactory to the Agent pursuant to which such securities intermediary shall agree to comply with the entitlement orders and other instructions originated by the Agent without further consent of such Grantor (each such agreement being a “Securities Account Control Agreement”).

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(e) With respect to any Investment Property of such Grantor consisting of a commodity account or commodity contract, such Grantor shall, at the request of the Agent, enter into, and shall cause the commodity intermediary maintaining such commodity account or commodity contract to enter into, a control agreement with the Agent in form and substance satisfactory to the Agent, pursuant to which such commodity intermediary shall agree to comply with the Agent’s instructions to apply any value distributed on account of any commodity contract carried in the commodity account or other directions concerning the commodity account originated by the Agent, in each case without further consent by such Grantor (each such agreement being a “Commodity Account Control Agreement”).

(f) With respect to each deposit account of such Grantor, such Grantor shall, at the request of the Agent, enter into, and shall cause the bank maintaining such deposit account to enter into, a control agreement with the Agent in form and substance satisfactory to the Agent pursuant to which such bank shall agree to comply with instructions originated by the Agent directing the disposition of funds in such deposit account without further consent by such Grantor (such agreement being a “Deposit Account Control Agreement”).

(g) With respect to any letter-of-credit rights of such Grantor, such Grantor shall, at the request of the Agent, obtain the consent of the issuer thereof and any nominated Person thereon to the assignment of the proceeds of the related letter of credit to the Agent in accordance with Section 5-114(c) of the UCC, such consent to be in form and substance satisfactory to the Agent (each such consent being a “Consent to Assignment of Letter of Credit Rights”).

(h) Each Grantor shall, at the request of the Agent, enter into Control Agreements with respect to any securities accounts, security entitlements, commodity contracts, commodity accounts, and deposit accounts that are (i) existing on the Closing Date, or (ii) created or acquired after the Closing Date (with respect to this sub-clause (ii), as of or prior to the deposit or transfer of any such security entitlements, commodity contracts or funds into such securities accounts, commodity accounts or deposit accounts).

(i) Such Grantor will maintain all transferable records (as such term is defined in the UETA) so that the Agent has control of the transferable records in the manner specified in Section 16 of the UETA.

(j) Upon the request of the Agent, such Grantor will notify each Issuer of Investment Property that such Investment Property is subject to the security interest granted hereunder.

(k) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the Issuer to register the pledge on its books and records, as may be necessary or as may be requested by the Agent, under the laws of such jurisdiction to ensure the validity, perfection and priority of the security interest of the Agent.

Section 5.02. Maintenance of Insurance.

(a) Each Grantor will maintain (or cause to be maintained), with financially sound and reputable companies, insurance policies (i) insuring its Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent and (ii) insuring such Grantor, the Agent and the other Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent. Such Grantor shall, if so requested by the Agent, deliver to the Agent original or duplicate copies of such policies of insurance.

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(b) Each such policy of insurance shall (i) provide that no cancellation, lapse, expiration, reduction in amount or change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof; provided that the foregoing shall be satisfied if such Grantor uses commercially reasonable efforts to obtain such terms, (ii) in the case of liability insurance, provide for all losses to be paid to such Grantor and the Secured Parties as their interests may appear, and (iii) be reasonably satisfactory in all other respects to the Agent.

(c) If an Event of Default shall have occurred and be continuing, the Agent shall have the sole right, in the name of the Grantor or in its own name, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

Section 5.03. Payment of Indebtedness. Each Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any portion of the Collateral or any interest therein.

Section 5.04. Maintenance of Perfected Security Interest; Limitation on Dispositions; Further Documentation; Inspection; Etc. Such Grantor shall, at its sole cost and expense, maintain the security interest created under this Agreement as a perfected security interest having at least the priority described in Section 4.02 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor shall not sell, assign, transfer, lease, or otherwise dispose of, or abandon or permit a lapse of, or grant or permit any Lien on, any of the Collateral or any interest therein, except as expressly permitted by the Credit Agreement.

(c) Such Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and other assets and property of such Grantor and such other reports in connection therewith as the Agent may reasonably request, all in such detail as the Agent may specify.

(d) At any time and from time to time, upon the written request of the Agent, and at the sole cost and expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, all further instruments and documents and take all further actions as may be necessary or desirable or that the Agent may request for the purpose of perfecting or protecting the assignments and security interests granted hereunder and obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) executing and filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) delivering and pledging to the Agent for the benefit of the Secured Parties certificates representing the Pledged Equity Interests that constitute certificated securities, accompanied by undated stock powers executed in blank, (iii) complying with any Requirement of Law (including the Federal Assignment of Claims Act) as to any Collateral if such compliance is deemed necessary or advisable by the Agent for the attachment, perfection or priority of, or the ability of the Agent to enforce, the Agent’s security interest in such Collateral, (iv) obtaining consents and approvals from any Governmental Authority or other Person, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, and (v) obtaining waivers from mortgagees, lessors, landlords, warehousemen, and repairmen in form and substance satisfactory to the Agent.

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(e) Such Grantor shall permit the Agent, or its designee, to inspect and audit the Collateral at any reasonable time or times, wherever located; provided, however, that unless an Event of Default has occurred and is continuing, Agent shall provide at least three (3) business days’ notice. Such Grantor shall reimburse the Agent on demand for all reasonable and necessary costs and expenses incurred by the Agent in connection with inspections and audits of Collateral; provided, however, that Grantor shall not be obligated to reimburse the Agent for such costs and expenses for more than two (2) such inspections and audits during each fiscal year unless an Event of Default has occurred and is continuing.

(f) Such Grantor shall not take or permit any action that could impair the Agent’s rights in the Collateral or the perfection or priority of the security interests created hereunder.

Section 5.05.  Changes in Locations; Name; Jurisdiction of Incorporation; Etc. Such Grantor will not, except upon thirty (30) days’ prior written notice to the Agent and (a) taking all action required by the Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, delivery to the Agent of a written supplement to Schedule 4.03 showing any additional location at which Inventory or Equipment shall be kept (which supplement may be attached to Schedule 4.03 by the Agent):

(i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4.04; or

(ii) change its name, type of organization, jurisdiction of organization, organizational identification number, federal taxpayer identification number, or the location of its chief executive office or sole place of business from that referred to in Schedule 4.03.

Section 5.06. Notices. Such Grantor will advise the Agent immediately, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

Section 5.07. Investment Property.

(a) Without the prior written consent of the Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities, obligations, rights, or other interests convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

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(b) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Agent promptly in writing of the occurrence of any of the events described in clause (A), (B) or (C) of Section 6.03(a)(ii) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.03(d) and 6.06 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.03(d) or 6.06 with respect to the Investment Property issued by it. In addition, each Grantor which is either an Issuer or an owner of any Investment Property consents to the grant by each other Grantor of the security interest hereunder in favor of the Agent and to the transfer of any Investment Property to the Agent or its nominee upon the occurrence or during the continuation of an Event of Default and to the substitution of the Agent or its nominee as a partner, member or shareholder of the Issuer of the related Investment Property.

(c) Such Grantor shall comply with all of its obligations under each Organic Document governing or relating to Pledged Securities and shall enforce all of its rights with respect to any Investment Property.

Section 5.08. Inventory and Equipment.

(a) In producing its Inventory, such Grantor will comply with all Requirements of Law, including, without limitation, the Fair Labor Standards Act. Such Grantor shall maintain all of its Inventory in good saleable and usable condition

(b) Such Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual relating thereto, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.

(c) Such Grantor shall not deliver any document evidencing any Equipment or Inventory to any Person other than the issuer of such document to claim the goods evidenced thereby or the Agent.

(d) If any Equipment or Inventory having a value in excess of $25,000 individually or $100,000 in the aggregate is in the possession or control of a third party, including, without limitation, any warehouseman, bailee or agent, such Grantor shall immediately notify the Agent thereof and shall join with the Agent in promptly notifying the third party of the Agent’s security interest and obtaining a written acknowledgment from the third party that it is holding the Equipment or Inventory for the benefit, and subject to the security interest, of the Agent. Such acknowledgment must be satisfactory in form and substance to the Agent.

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(e) With respect to any item of Equipment that is covered by a certificate of title or ownership under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, such Grantor shall, at the request of the Agent, promptly (i) provide to the Agent information with respect to any such Equipment, (ii) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on each such certificate of title, and (iii) deliver to the Agent copies of all such applications or other documents so filed and copies of all such certificates of title issued indicating the security interests created hereunder in the items of Equipment covered thereby.

Section 5.09. Receivables.

(a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) adjust, compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith.

(c) Such Grantor shall perform in all material respects all of its obligations with respect to the Receivables.

(d) Such Grantor shall use its best efforts to keep in full force and effect any supporting obligation relating to any Receivable.

(e) Such Grantor will deliver to the Agent a copy of each demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

Section 5.10. Intellectual Property.

(a) With respect to each item of its Intellectual Property, each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authority, to (i) maintain the validity and enforceability of such Intellectual Property and maintain such Intellectual Property in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office, the United States Copyright Office or other Governmental Authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Agent, discontinue use of or otherwise abandon any Intellectual Property, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Agent. Each Grantor agrees promptly to notify the Agent if such Grantor becomes aware (i) that any item of the Intellectual Property may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership of any of the Intellectual Property or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Intellectual Property.

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(c) In the event that any Grantor becomes aware that any item of the Intellectual Property is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Agent and shall take such actions, at its expense, as such Grantor or the Agent deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse or become invalid or unenforceable or placed in the public domain.

(e) Each Grantor shall take all steps which it or the Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(f) With respect to its Intellectual Property, to the extent requested by the Agent on the date hereof or, if applicable, at such later date on which a Grantor becomes party hereto, such Grantor agrees to execute and deliver to the Agent an agreement, in substantially the form set forth in Annex 2 hereto or otherwise in form and substance satisfactory to the Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Agent in such Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and any other domestic or foreign Governmental Authorities requested by the Agent to perfect the security interest hereunder in such Intellectual Property.

(g) Such Grantor agrees that should it obtain an ownership interest in any new or acquired item of Intellectual Property that is not on the date hereof listed on Schedule 4.08 (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Collateral subject to the terms and conditions of this Agreement with respect thereto. Within thirty (30) days after the end of each fiscal quarter of such Grantor, each Grantor shall give written notice to the Agent identifying all After-Acquired Intellectual Property acquired during such Fiscal Quarter, if any, and such Grantor shall execute and deliver to the Agent with such written notice, an Intellectual Property Security Agreement, or if such Grantor has already executed an Intellectual Property Security Agreement, Annex 3 hereto or otherwise in form and substance satisfactory to the Agent (an “IP Security Agreement Supplement”), covering such After-Acquired Intellectual Property which Intellectual Property Security Agreement or IP Security Agreement Supplement, as applicable, shall be recorded with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authorities as may be requested by the Agent to evidence and perfect the security interest hereunder in such After-Acquired Intellectual Property. Upon the execution and delivery to the Agent of an Intellectual Property Security Agreement or IP Security Agreement Supplement in accordance with this Section, Schedule 4.08 shall automatically be deemed amended to include the After-Acquired Intellectual Property covered by such IP Security Agreement Supplement.

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(h) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

Section 5.11. Commercial Tort Claims. If such Grantor shall at any time hold or acquire an interest in any commercial tort claim, then such Grantor shall within fifteen (15) days of obtaining such interest sign and deliver documentation acceptable to the Agent granting a security interest to the Agent in and to such commercial tort claim under the terms and provisions of this Agreement.

Section 5.12. Assigned Agreements.

(a) Such Grantor shall at its expense:

(i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain Assigned Agreements to which it is a party in full force and effect, enforce Assigned Agreements to which it is a party in accordance with their respective terms, and take all such action to such end as may be from time to time reasonably requested by the Agent; and

(ii) furnish to the Agent promptly upon receipt thereof copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Agent such information and reports regarding the Assigned Agreements and the other Collateral of such Grantor as the Agent may reasonably request and (B) upon reasonable request of the Agent make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

(b) Such Grantor shall not, except to the extent otherwise expressly permitted under the Credit Agreement:

(i) cancel or terminate any Assigned Agreement to which it is a party or consent to or accept any cancellation or termination thereof;

(ii) amend, restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;

(iii) waive any default under or breach of any such Assigned Agreement;

(iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with any such Assigned Agreement, except as expressly provided therein; or

(v) take any other action in connection with any such Assigned Agreement that would impair the value of the interest or rights of such Grantor thereunder or which would impair the interest or rights of the Agent.

Section 5.13. Covenants in Credit Agreement.

 In the case of each Grantor, such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

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ARTICLE VI

REMEDIAL PROVISIONS

Section 6.01. Certain Matters Relating to Receivables.

(a) The Agent shall have the right to verify the Receivables at any time and from time to time in any manner and through any medium that it considers advisable, and each Grantor shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time and from time to time, upon the Agent’s request and at the expense of the relevant Grantor, such Grantor shall furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables. Each Grantor shall provide such information as the Agent may from time to time request regarding the Receivables, including agings and trial balances.

(b) The Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Agent’s direction and control, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Secured Parties in accordance with this Agreement and the other Credit Documents, and (ii) until so turned over, shall be held by such Grantor in trust for the Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Agent’s request, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

Section 6.02. Communications with Obligors; Grantors Remain Liable.

(a) The Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Assigned Agreements that the Receivables and the Assigned Agreements have been assigned to the Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and the Assigned Agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Assigned Agreement by reason of or arising out of this Agreement or the receipt by the Agent or any other Secured Party of any payment relating thereto, nor shall the Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Assigned Agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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Section 6.03. Voting Rights; Dividends; Etc.

(a) long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Property of such Grantor or any part thereof for any purpose not inconsistent with terms of this Agreement or any other Credit Document.; provided, however, that such Grantor shall not exercise or refrain from exercising any such right, if such action would have a material adverse effect on the value of the Investment Property or any part thereof.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Investment Property of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of this Agreement or any of the other Credit Documents; provided, however, that any and all

(A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Investment Property,

(B) dividends and other distributions paid or payable in cash in respect of any Investment Property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Investment Property shall be, and shall be forthwith delivered to the Agent to hold as, Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Agent and the other Secured Parties, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement or assignment).

(iii) The Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6.03(a)(i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to Section 6.03(a)(ii) above.

(b) If an Event of Default shall have occurred and be continuing:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.03(a)(i) shall, upon notice to such Grantor by the Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 6.03(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

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(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of Section 6.03(b)(i) shall be received in trust for the benefit of the Agent and the other Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement or assignment).

(c) The Agent shall have the right at any time to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends, interest and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request and each Grantor acknowledges that the Agent may utilize the power of attorney set forth herein.

(d) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Agent in writing that (x) states that an Event of Default or Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to the Agent.

(e) If an Event of Default shall have occurred and be continuing, the Agent shall be authorized to send to each securities intermediary, commodity intermediary, bank or Issuer of an uncertificated security that is party to a Control Agreement, a notice that the Agent has exclusive control and dominion under such Control Agreement (or any comparable notice permitted under such Control Agreement).

Section 6.04. Proceeds to be Turned Over To Agent. In addition to the rights of the Agent specified in Section 6.01 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agent, segregated from other funds of such Grantor, and shall, immediately upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required). All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account and shall not constitute payment thereof until applied as provided in Section 6.05.

Section 6.05. Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Agent’s election, the Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in such order and manner as required pursuant to the Credit Agreement or as the Agent may elect in its sole discretion.

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Section 6.06. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law or in equity. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and any such sale may, without further notice, be made at the time and place to which it was adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Agent or any other Secured Party arising out of the exercise by them of any rights or remedies hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before any public sale of Collateral or of the time after which any private sale or other disposition of Collateral is intended to be made.

(b) The Agent may sell the Collateral without giving any warranties as to the Collateral. The Agent may disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Agent and its agents may enter upon and occupy any real property owned or leased by any Grantor in order to exercise any of the Agent’s rights and remedies under this Agreement, without any obligation to such Grantor in respect of such entry or occupation.

(d) For the purpose of enabling the Agent to exercise its rights and remedies hereunder, each Grantor hereby grants to the Agent an irrevocable, non-exclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor) to use, operate under, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

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(e) The Agent may comply with any applicable Requirement of Law in connection with a disposition of the Collateral or any part thereof and such compliance will not be considered adversely to affect any sale of the Collateral or any part thereof.

(f) In the event of any sale or other disposition of any of the Intellectual Property of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(g) The Agent may apply the balance from any deposit account or instruct the bank at which any deposit account is maintained to pay the balance of any deposit account to or for the benefit of the Agent and the other Secured Parties.

(h) The Agent shall have no duty to marshal any of the Collateral.

Section 6.07. Registration Rights. If the Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or Pledged Debt Securities pursuant to Section 6.06, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Equity Interests or Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers (or equivalent managers) of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Equity Interests or Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

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Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or Pledged Debt Securities pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the other Secured Parties, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 6.08. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full its Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

Section 6.09. Sales on Credit. If the Agent sells any of the Collateral on credit, the applicable Grantor will be credited only with cash payments actually made by the purchaser and received by the Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the applicable Grantor shall be credited with the proceeds of the sale.

ARTICLE VII

THE AGENT

Section 7.01. Agent’s Appointment as Attorney-in-Fact; Etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time during the existence of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which the Agent may deem necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments or chattel paper for the payment of moneys due under any Receivable or Assigned Agreement or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or Assigned Agreement or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, prepare, sign, deliver, and file for recordation in any Intellectual Property registry any and all agreements, instruments, documents and papers as the Agent may request to evidence and perfect the Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

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(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or obtain any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefore and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.06 or 6.07, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)  (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) ask or demand for, collect, recover and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (7) assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; (8) exercise any and all rights, powers, privileges and remedies of such Grantor under or with respect to the Assigned Agreements or any other Collateral (including all rights of performance, termination, and enforcement); (9) operate, maintain, and repair the Collateral; (10) receive, open and dispose of any and all mail addressed to any Grantor and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate; and (11) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein or in any other Credit Document, the Agent may, but without any obligation so to do, perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the Default Rate (which rate shall not exceed the maximum non-usurious rate permitted by applicable law), from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable on demand by such Grantor to the Agent.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

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Section 7.02. Duty of Agent. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession (if any), under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in a manner substantially similar to that which the Agent deals with similar property for its own account. Neither the Agent, any other Secured Party nor any of their respective officers, directors, partners, employees, agents, advisors, attorneys, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent pursuant to this Agreement are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Agent nor any of its officers, directors, employees, agents, advisors, attorneys, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 7.03. Financing Statements. Each Grantor hereby authorizes the Agent to file or record financing statements, continuation statements, and assignments and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Agent determines appropriate to perfect or maintain the perfection of the security interests of the Agent under this Agreement. Each Grantor agrees that such financing statements may describe the Collateral in the same manner as described in the Security Documents or as all assets or all personal property whether now owned or hereafter acquired and wherever located (or use words of similar effect) of such Grantor, or contain such other description as the Agent, in its sole judgment, determines is necessary or advisable, including any real property or fixtures description. Each Grantor hereby ratifies each such financing statement and any and all other financing statements filed prior to the date hereof by the Agent.

Section 7.04. Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except pursuant to a written instrument signed by the Agent and each Grantor.

Section 8.02. Notices. All notices, requests and demands and other communications to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 8.2 of the Credit Agreement.

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Section 8.03. Security Interest Absolute. All rights of the Agent and each other Secured Party hereunder, each grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, the Guaranty or any other Credit Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Guaranty or any other Credit Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 8.04. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 8.05. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) Each Grantor will upon demand pay to the Agent the amount of any and all costs and expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (ii) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions hereof.

(c) The agreements in this Section 8.05 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement, the Guaranty and the other Credit Documents.

Section 8.06. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

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Section 8.07. Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Credit Document or otherwise, as such Secured Party may elect, whether or not such Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

Section 8.08. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

Section 8.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.10. Headings. The Article and Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 8.11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE GRANTORS AND SECURED PARTIES HEREUNDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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Section 8.12. Submission To Jurisdiction.

(a) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE AGENT, ANY LENDER, ANY OTHER SECURED PARTY OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY GRANTOR OR OTHER OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 8.12(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law

(d) Each Grantor agrees (i) to not assert any claim against the Agent, any Lender or any of their Related Parties, for special, indirect, consequential or punitive damages arising out of or otherwise relating to or alleged in connection with this Agreement or any of the other Credit Documents or any of the transactions contemplated herein and (ii) that the Agent, the Lenders or their respective Related Parties shall have no responsibility or liability to any other party or any of its Related Parties for any such damages.

Section 8.13. Acknowledgements. Each party hereby acknowledges and agrees that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party, and this Agreement shall be construed as if jointly drafted by the parties hereto;

(b)  no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

Section 8.14. Additional Grantors. If any Grantor shall create or acquire any direct or indirect Subsidiary after the date hereof, such Grantor shall immediately cause such Subsidiary to become a party to this Agreement and to be a Grantor for all purposes of this Agreement by execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto. This Section 8.14 shall not apply to Aemetis Biogas, LLC and any existing or future, direct or indirect, Subsidiary thereof.

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Section 8.15. Release.

(a) At such time as the Secured Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Agent subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

Section 8.16. WAIVER OF JURY TRIAL. EACH GRANTOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE SECURED PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.17. INTEGRATION. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT OF THE GRANTORS AND THE SECURED PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE ADMNISTRATIVE AGENT OR ANY OTHER SECURED PARTY RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 8.18. Time is of the Essence. Time is of the essence of this Agreement.

Section 8.19. Survival. All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement and the making of the Loans, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loans or any other Secured Obligations are outstanding and unpaid.

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Section 8.20. Amendment and Restatement. This Agreement is executed in amendment and restatement of each Existing Security Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation or an accord and satisfaction of the obligations owing to the Secured Parties. Each of the parties hereto hereby acknowledges and agrees that the pledge and grant of the security interests in the Collateral pursuant to Section 3.01 of this Agreement is not intended to, nor shall it be construed, as constituting a release of any prior pledge or security interests granted by any Grantor in favor of any Secured Party under the Exiting Security Agreements, but is intended to constitute a restatement, ratification and reconfirmation of the prior security interests granted by any Grantor in favor of the Secured Parties in and to the Collateral and an amendment thereto.

Section 8.21. Intercreditor. Notwithstanding anything herein to the contrary, the liens and security interests granted to, and the exercise of any right or remedy by, the Agent hereunder are subject to the provisions of the Second Amended and Restated Intercreditor Agreement dated as of even date herewith (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between THIRD EYE CAPITAL CORPORATION, as First Lien Agent (as defined in the Intercreditor Agreement) and THIRD EYE CAPITAL CORPORATION, as Second Lien Agent (as defined in the Intercreditor Agreement). Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement.

Section 8.22. Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

GOODLAND ADVANCED FUELS, INC.

By:	/s/ Eric McAfee
Name: Eric McAfee
Title: Chief Executive Officer

AEMETIS CARBON CAPTURE, INC.

By:	/s/ Eric McAfee
Name: Eric McAfee
Title: Chief Executive Officer

AEMETIS, Inc.

By:	/s/ Eric McAfee
Name: Eric McAfee
Title: Chief Executive Officer

AEMETIS ADVANCED PRODUCTS KEYES, INC.,
AEMETIS ADVANCED FUELS KEYES, INC.,
AEMETIS PROPERTY KEYES, INC.,
AEMETIS RIVERBANK, INC.,
AEMETIS PROPERTIES RIVERBANK, INC.,
AEMETIS ADVANCED PRODUCTS RIVERBANK, INC.,
AEMETIS HEALTH PRODUCTS, INC.,
AEMETIS INTERNATIONAL, INC.,
AEMETIS TECHNOLOGIES, INC.,
AE ADVANCED FUELS, INC.,
AEMETIS BIOFUELS, INC.,
AEMETIS AMERICAS, INC.,
AEMETIS ADVANCED FUELS, INC.,
AEMETIS FACILITY KEYES, INC.,
ENERGY ENZYMES, INC.,
AE BIOFUELS, INC.,
AEMETIS ADVANCED BIOREFINERY KEYES, INC.

By:	/s/ Eric McAfee
Name: Eric McAfee
Title: Chief Executive Officer

[Signature Page – Amended and Restated General Security Agreement]

AGENT:

THIRD EYE CAPITAL CORPORATION

By:	/s/ Arif N. Bhalwani
Name: Arif N. Bhalwani
Title: Managing Director